Exhibit 99.1

For Immediate Release

BENEFICIENT ANNOUNCES TERMINATION OF SEC INVESTIGATION

SEC Investigation Concluded, Company to Announce New Results Call Date

Dallas, TX. – July 2, 2024 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled financial services holding company that provides liquidity, primary capital and related trust and custody services to holders of alternative asset, announced today the Securities and Exchange Commission (the “SEC”) has issued termination letters to the Company and its founder, Chairman and Chief Executive Officer, Mr. Brad Heppner, advising that the SEC has concluded the investigation and does not intend to recommend an enforcement action by the SEC under the previously issued Wells Notices.

As a result, the Company requires additional time to update its Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Annual Report”) and complete its procedures related to the updated information prior to filing the Annual Report. Additionally, the Company’s earnings webcast and earnings release for its fourth quarter and Fiscal 2024 previously scheduled for July 2, 2024 at 8:30 a.m. Eastern Daylight Time has been postponed. The Company will make an announcement to provide the date and time of the earnings webcast and earnings release as soon as practicable.

About Beneficent

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors – mid-to-high net worth individuals and small-to-midsized institutions – with early exit solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to digitize their alternative assets in order to explore early exit opportunities, receive proposals in a secure online environment, engage custodial services for the digital alternative assets and receive data analytics to better inform investment decision making. Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps/214-597-8200/mkreps@darrowir.com

Michael Wetherington/214-284-1199/mwetherington@darrowir.com

investors@beneficient.com

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate liquidity transactions on terms desirable for the Company, or at all, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. The termination letters were provided under the guidelines of the final paragraph of Securities Act Release No. 5310.